Exhibit 10.2
FOURTEENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
     This Fourteenth Amendment to Revolving Credit Agreement (“Amendment”) is made as of May 25, 2011 (“Effective Date”) among WCA WASTE CORPORATION, a Delaware corporation (“Borrower”), COMERICA BANK, a Texas banking association (“Comerica”), in its capacity as Administrative Agent or Agent under the Credit Agreement, as defined below (in such capacity, “Agent”), and in its capacity as Co-Lead Arranger, Joint Book Runner, and a Lender under the Credit Agreement, COMPASS BANK, in its capacity as Co-Lead Arranger, Documentation Agent, Joint Book Runner, and a Lender under the Credit Agreement, REGIONS BANK, in its capacity as Syndication Agent, and a Lender under the Credit Agreement, and the “Lenders” from time to time party thereto (the “Lenders”).
PRELIMINARY STATEMENT
     The Borrower and Agent entered into a Revolving Credit Agreement dated July 5, 2006, as amended by Amendment to Revolving Credit Agreement dated as of July 28, 2006, Second Amendment to Revolving Credit Agreement dated as of September 25, 2006, Third Amendment to Revolving Credit Agreement dated as of November 20, 2006, Fourth Amendment to Revolving Credit Agreement dated as of January 24, 2007, Fifth Amendment to Revolving Credit Agreement dated as of March 13, 2007, Sixth Amendment to Revolving Credit Agreement dated as of July 27, 2007, Seventh Amendment to Revolving Credit Agreement dated as of December 27, 2007, Eighth Amendment to Revolving Credit Agreement dated as of October 22, 2008, Ninth Amendment to Revolving Credit Agreement dated as of February 19, 2009, Tenth Amendment to Revolving Credit Agreement dated as of December 31, 2009, Eleventh Amendment to Revolving Credit Agreement dated as of February 17, 2010, Twelfth Amendment to Revolving Credit Agreement dated as of June 30, 2010, and Thirteenth Amendment to Revolving Credit Agreement dated as of February 28, 2011 (“Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by the Agent to Borrower (“Indebtedness”).
     Borrower, Agent and the Lenders have agreed to amend the terms of the Credit Agreement as provided in this Amendment.
AGREEMENT
     1. Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.
     2. Amendments.
          a. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Debtor Relief Laws” means the Federal Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
     “Defaulting Lender” means a Lender that, as determined by the Agent (with notice to the Borrower of such determination), (a) has failed to perform any of its funding obligations hereunder, including, without limitation, in respect of its Percentage Share of any advances of participations in Letters of Credit or Swing Line Loans, within one (1) Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower, the Agent, or any Lender that it does not intend to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within one (1) Business Day after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority unless deemed so by Agent, in its sole discretion.
     “Defaulting Lender’s Unfunded Portion” means such Defaulting Lender’s Percentage Share of the Revolving Credit Commitment minus the sum of (a) the aggregate principal amount of all advances of the Revolving Credit Loans funded by the Defaulting Lender under the Revolving Credit Loans, plus (b) such Defaulting Lender’s Percentage Share of the aggregate outstanding principal amount of all advances of Swing Line Loans, plus (c) the sum of (i) the aggregate undrawn amount of all Letters of Credit then outstanding, and (ii) the aggregate amount of all unreimbursed drawings under all Letters of Credit which remain unpaid as of such date.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) any Person (other than a natural person) that is or will be engaged in the business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender; or (d) any other Person (other than a natural person) approved by the (i) Agent (and in the case of an assignment of a commitment under the Revolving Credit Loans, the Issuing Bank and Swing Line Lender), and (ii) unless a Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, or any of the Borrower’s Affiliates or Subsidiaries; and (y) no assignment shall be made to a Defaulting Lender (or any Person who would be a Defaulting Lender if such Person was a Lender hereunder) without the consent of the Agent, and in the case of an assignment of a commitment under the Revolving Credit Loans, the Issuing Bank and the Swing Line Lender
     “Fourteenth Amendment Effective Date” means the effective date of the Fourteenth Amendment to Revolving Credit Agreement among the Borrower, Agent and the Lenders.
     “Fronting Exposure” means at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Percentage Share of the outstanding Letter of Credit obligations with respect to Letters of Credit issued by such Issuing Bank, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage Share of outstanding Swing Line Advances made by the Swing Line Lender.
     “Initial Reinvestment Period” shall mean a 180-day period during which Reinvestment must be commenced under Sections 2.08(b)(ii)(A) and (B), and Section 2.08(b)(iv) of this Agreement.

     “New Senior Unsecured Debt” means up to a maximum amount of $225,000,000 Senior Unsecured Notes to be dated and issued by Borrower prior to June 30, 2011 pursuant to the Senior Unsecured Note Indenture set forth in clause (b) of the definition thereof, with a maturity of not earlier than October 8, 2016.”
     “Non-Defaulting Lender” shall mean any Lender that is not, as of the date of relevance, a Defaulting Lender.
     “Prior Senior Unsecured Debt” means the $150,000,000 Senior Unsecured Notes dated as of June 30, 2006 issued by Borrower pursuant to the Senior Unsecured Note Indenture, with a maturity of June 15, 2014.
     “Prior Senior Unsecured Note Indenture” means the Indenture dated as of June 30, 2006 among Borrower, the Guarantors (as therein defined) and the Bank of New York Trust Company, N.A., as trustee, regarding the issuance of notes evidencing the Senior Unsecured Debt.
     “Reinvest” or “Reinvestment” means, (a) with respect to any net cash proceeds received by any Borrower or any of its Subsidiaries in connection with any Transfer, the application of such monies to (i) repair, improve or replace any tangible personal (excluding inventory other than landfill assets and related soil and dirt inventory) or real property of the Borrower or its Subsidiaries or any intellectual property reasonably necessary in order to use or benefit from any property, or (ii) acquire any such property (excluding inventory) to be used in the business of Borrower or its Subsidiaries, and (b) with respect to net cash proceeds received by Borrower or its Subsidiaries in connection with the issuance of Equity Interests, the application of such net cash proceeds to (i) the repurchase of its preferred Equity Interests, or (ii) an Expansion Expenditure permitted under the terms of this Agreement.
     “Reinvestment Certificate” is defined in Section 2.08(b)(ii) hereof.
     “Reinvestment Period” means (a) a 365-day period during which Reinvestment must be completed under Sections 2.08(b)(ii)(A) and (B), and Section 2.08(b)(iv) of this Agreement, and (b) a 90-day period during which Reinvestment must be completed under Section 2.08(b)(ii)(C) of this Agreement.
          b. The definition of “Aggregate Revolving Credit Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “‘Aggregate Revolving Credit Commitments’ at any time equals the sum of the Revolving Credit Commitments of the Lenders, as the same may be reduced pursuant to Section 2.03(b) or Section 10.02(a) or increased pursuant to Section 2.04. The Aggregate Revolving Credit Commitments on the Fourteenth Amendment Effective Date shall be $200,000,000.”
          c. The definition of “Funded Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Funded Debt’ means collectively, without duplication, whether classified as Debt, an investment or otherwise on a Person’s consolidated balance sheet, (a) all Debt described in clauses (a), (b), (d) , (e) and (o) of the definition of “Debt”, but excluding equity based or other non-cash earn-outs and Closure/Post-Closure Letters of Credit, and (b) all guaranties and other surety obligations of the Funded Debt of others; provided, however, that, all obligations in respect of surety bonds and similar instruments of the nature and for the purposes described in Schedule

7.02, item 1 are not included as Funded Debt, and without duplication, Funded Debt shall be reduced by the amount of cash to the extent such cash is greater than $1,000,000 and is maintained by the Borrower or any Guarantor.
          d. The definition of “Impaired Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Impaired Lender’ means a Defaulting Lender and any other Lender (a) which the Agent, Issuing Bank, or Swing Line Lender believes, in good faith, has defaulted (and continues to be in default) in fulfilling its obligations under any other syndicated credit facilities or as a participant in any other credit facility and such Lender is not in good faith disputing that such a failure has occurred, or (b) which, if carrying an investment grade rating of at least BBB from S&P or Baa3 from Moody’s at the time it became a party to this Agreement, no longer carries a rating of at least BBB- from S&P or Baa3 from Moody’s, provided, however, in all cases, an Impaired Lender shall no longer be deemed an Impaired Lender when (i) the Impaired Lender shall have cured the conditions which shall have caused it to be an Impaired Lender hereunder, and (ii) the Agent has agreed that such Lender shall no longer be deemed an Impaired Lender hereunder.”
          e. The definition of “Proforma Adjusted EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Proforma Adjusted EBITDA’ means for any period, the sum of, without duplication, (a) EBITDA for such period, plus (b) non-recurring non-cash expenses or charges during such period, plus (c) historical results for any acquisitions which are consummated on or after the Closing Date, adjusted for the lesser of: (x) the sum of (without duplication): (i) add-backs permitted pursuant to Article 11, Regulation S-X of the Securities Act of 1933 for the 12-month period then ended, plus (ii) the effect of Additional Volume and/or Increased Use, as applicable, and itemized direct cost savings that will be achieved as a result of, or in connection with, any acquisitions consummated after the Closing Date, plus (iii) the Prior Acquisition Add-Back, or (y) fifteen percent (15%) of the Pro Forma Adjusted EBITDA before the inclusion of items (x)(i), (x)(ii), and (x)(iii), plus (d) non-cash charges for increases in closure and post-closure obligations, plus (e) non-cash charges (or minus non-cash benefits, if applicable) reflecting the adoption of SFAS No. 123 (and all amendments thereto), plus (f) all non-cash charges related to restricted stock and redeemable stock interests granted to officers, directors and employees, plus (g) expense (or minus income, if applicable) associated with any Hedging Agreements and/or the 2006 Interest Rate Hedging Agreement, plus (h) non-cash losses on asset sales in an aggregate amount not to exceed $500,000, plus (i) 2006 Interest Rate Hedging Agreement Termination Expense, plus (j) any fees, costs, expenses, or other charges incurred in connection with the Fourteenth Amendment to this Agreement or the closing and issuance of the Senior Unsecured Debt (including, but not limited to, any penalties, expenses or fees related to the Prior Senior Unsecured Debt and expensed during Borrower’s fiscal quarters ending as of March 31, 2011 and June 30, 2011) in an aggregate amount not to exceed $10,000,000.
          f. The definition of “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Required Lenders’ means: (a) so long as there is a single Lender, that Lender and (b) at any time while no Loans are outstanding, two or more Lenders holding an amount which is greater than or equal to 51% of the Aggregate Revolving Credit Commitments and, at any time while Loans are outstanding, two or more Lenders holding an amount which is greater than or equal to 51% of the aggregate principal amount of the outstanding Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.05(d)) and unused Aggregate Revolving Credit Commitments at such time. The Commitments of, and portion of the Obligations attributable to, and Defaulting Lender shall be excluded for purposes of making a determination of “Required Lenders”.”
          g. The definition of “Senior Unsecured Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Senior Unsecured Debt’ means (a) the Prior Senior Unsecured Debt, and (b) up to a maximum amount of $225,000,000 Senior Unsecured Notes to be dated and issued by Borrower prior to June 30, 2011 pursuant to the Senior Unsecured Note Indenture, with a maturity of not earlier than October 8, 2016.”
          h. The definition of “Senior Unsecured Note Indenture” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Senior Unsecured Note Indenture’ means (a) the Prior Senior Unsecured Note Indenture, and (b) the Indenture among Borrower, the Guarantors (as therein defined) and the Bank of Texas, N.A., as trustee, regarding the issuance of notes evidencing the Senior Unsecured Debt set forth in clause (b) of the definition thereof.
          i. The definition of “Termination Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “‘Termination Date’ means, with respect to the Aggregate Revolving Credit Commitments, the earlier of (a) April 7, 2016, and (b) the date that the Aggregate Revolving Credit Commitments are sooner terminated pursuant to Section 2.03(b) or 10.02 and the Revolving Credit Loans are prepaid in full pursuant to Section 2.08.
          j. Section 2.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(c) Letters of Credit. During the period from and including the Closing Date to, but excluding, the date 30 days prior to the Termination Date, the Issuing Bank, as issuing bank for the Lenders with Revolving Credit Commitments, agrees to extend credit for the account of the Borrower or any Guarantor (other than Holdings) at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans and the LC Exposure then outstanding. The Lenders with Revolving Credit Commitments shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, and (iii) be for the account of the Borrower or any Guarantor (other than Holdings). Each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) thirteen (13) months after the date of issuance thereof, and (ii) ten (10) days prior to the Termination Date in effect on the date of issuance thereof.”
          k. Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     “(a) So long as (i) no Default has occurred and is continuing, and (ii) the Borrower has not terminated or reduced in part any unused portion of the Aggregate Revolving Credit Commitments at any time pursuant to Section 2.03, the Borrower may by notice to the Administrative Agent, request increases in the amount of the Aggregate Revolving Credit Commitments within the limitations hereafter described, which notices shall set forth the amount of any such increase. In accordance with Section 2.04(d), the amount of the Aggregate Revolving Credit Commitments may be so increased either by having one or more New Lenders that have been approved by the Borrower and the Administrative Agent become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) increase the amount of their Commitments (“Increasing Lenders”), provided that (i) the Revolving Credit Commitment of any New Lender shall not be less than $5,000,000 and the sum of the Commitments of the New Lenders and the increases in the Commitments of the Increasing Lenders shall be in an aggregate amount of not less than $5,000,000 (and, if in excess thereof, in integral multiples of $1,000,000); (ii) the aggregate amount of all the increases in the Aggregate Revolving Credit Commitments pursuant to this Section 2.04 shall not exceed $50,000,000 (provided, however, the Administrative Agent shall have consented in its sole discretion to the utilization of the last $5,000,000 of the amount described in this clause (ii)); (iii) the Borrower, each New Lender and/or each Increasing Lender shall have executed and delivered to the Administrative Agent a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit C hereto, and the Administrative Agent shall have accepted and executed the same, (iv) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 6.01(f), modified to apply to the increase in the Commitments and Commitment and Acceptance executed and delivered in connection therewith); (v) the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranty Agreement continues in full force and effect, and (vi) the Borrower, each New Lender and/or each Increasing Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (iii) through (vi) above shall be reasonably acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of the admission of any New Lender or the increase in the Commitment of any Increasing Lender hereunder and shall furnish to each of the Lenders copies of the documents required under clause (iii), (iv), (v) and (vi) above.”
          l. Section 2.05(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender holding a Revolving Credit Commitment, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to (x) with respect to Closure/Post-Closure Letters of Credit for landfills with remaining permitted lives expiring after the Termination Date, 75% of the Applicable Margin in effect from time to time for Letters of Credit, and (y) with respect to all other Letters of Credit, the Applicable Margin in effect from time to time for Letters of Credit, provided that each Letter of Credit shall bear a minimum commission of $500. Each Letter of Credit shall be deemed to be outstanding up to the full undrawn face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in advance on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.”
          m. Section 2.08(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(ii) Upon Transfers and Issuances of Equity. The Borrower shall, and shall cause any Subsidiary to, pay (promptly, upon receipt thereof, except as specifically provided to the contrary below) an amount equal to:
     (A) 100% of the net cash proceeds received from any Transfers, based on the greater of the net book value of the Property sold or the net proceeds received which are not Reinvested as described in the following sentence. With respect to net cash proceeds received from a Transfer permitted under Section 9.17(i) or Section 9.17(iii), the Borrower is not required to make a prepayment hereunder if the following conditions are satisfied: (i) promptly following the Transfer, Borrower provides to Agent a certificate executed by a Responsible Officer of the Borrower (“Reinvestment Certificate”) stating (x) that the Transfer has occurred, (y) that no Default or Event of Default has occurred and is continuing either as of the date of the Transfer or as of the date of the Reinvestment Certificate, and (z) a description of the planned Reinvestment of the proceeds thereof, (ii) the Reinvestment of such net cash proceeds is commenced within the Initial Reinvestment Period and completed within the Reinvestment Period, and (iii) no Default or Event of Default has occurred and is continuing at the time of the Transfer and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, Borrower shall promptly pay such proceeds to Agent, to be applied in accordance with this Section 2.08(b)(ii),
     (B) 50% of the excess net cash proceeds received from any issuance by Borrower of any Debt other than the Senior Unsecured Debt or by its Subsidiaries of any Subordinated Debt, and
     (C) 50% of the excess net cash proceeds received from any issuance by Borrower or its Subsidiaries of its Equity Interests, other than any common stock issued to Ares, which are not applied as described in the following sentence. With respect to net cash proceeds received from any issuance by Borrower or its Subsidiaries of its Equity Interests, the Borrower is not required to make a prepayment hereunder if the following conditions are satisfied: (i) promptly following the issuance, Borrower provides to Agent a Reinvestment Certificate executed by a Responsible Officer of the Borrower stating (x) that the issuance has occurred, (y) that no Default or Event of Default has occurred and is continuing either as of the date of the issuance or as of the date of the Reinvestment Certificate, and (z) a description of the planned Reinvestment of the proceeds thereof, (ii) the Reinvestment of such net cash proceeds is completed within the Reinvestment Period, and (iii) no Default or Event of Default has occurred and is continuing at the time of the issuance and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, Borrower shall promptly pay such proceeds to Agent, to be applied in accordance with this Section 2.08(b)(ii).
     Prepayments made pursuant to this clause (ii) shall be applied first, to the Revolving Credit Loans, and second, as cash collateral. Upon the occurrence of any event requiring a mandatory prepayment to the Revolving Credit Loans pursuant to Sections 2.08(b)(ii)(A) and (B), other than the issuance by Borrower of the Senior Unsecured Debt in connection with the Fourteenth Amendment to Revolving Credit Agreement among the Borrower, the Administrative Agent, and the Lenders, consummated on or about the Fourteenth Amendment Effective Date, the Aggregate Revolving Credit Commitments shall automatically reduce by an amount equal to such net cash proceeds received in connection with the transactions described in clauses (A) and (B) above. Notwithstanding the foregoing, the Borrower may elect to provide cash collateral in lieu of the prepayments required pursuant to this clause (ii) to the extent any LIBOR Loans are outstanding until termination of the applicable Interest Period so long as no Default has occurred and is continuing.”
          n. Section 2.08(b)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(iv) Transfers of Non-Core Assets. The Borrower shall, and shall cause any Guarantor or Subsidiary to, apply (promptly upon receipt thereof, except as specifically provided to the contrary below) an amount equal to 100% of the net cash proceeds received from any Transfers of the type referred to in Section 9.17(iv), which are not Reinvested as described in the following sentence, to first, the Revolving Credit Loans, provided such prepayment shall not cause a reduction in the Aggregate Revolving Credit Commitments and second, promptly provide cash collateral. With respect to net cash proceeds received from a Transfer permitted under Section 9.17(iv), the Borrower is not required to make a prepayment hereunder if the following conditions are satisfied: (i) promptly following the Transfer, Borrower provides to Agent a Reinvestment Certificate executed by a Responsible Officer of the Borrower stating (x) that the Transfer has occurred, (y) that no Default or Event of Default has occurred and is continuing either as of the date of the Transfer or as of the date of the Reinvestment Certificate, and (z) a description of the planned Reinvestment of the proceeds thereof, (ii) the Reinvestment of such net cash proceeds is commenced within the Initial Reinvestment Period and completed within the Reinvestment Period, and (iii) no Default or Event of Default has occurred and is continuing at the time of the Transfer and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, Borrower shall promptly pay such proceeds to Agent, to be applied in accordance with this Section 2.08(b)(iv). Notwithstanding the foregoing, the Borrower may elect to provide cash collateral in lieu of the prepayment required pursuant to this clause (iv) to the extent any LIBOR Loans are outstanding until termination of the applicable Interest Period so long as no Default has occurred and is continuing.”
          o. The following is added as new subsection 6.02(e) to the Credit Agreement:
     “(e) In the event that any Lender becomes a Defaulting Lender, the Issuing Bank may, at its option, require that the Borrower enter into arrangements satisfactory to Issuing Bank to eliminate the Fronting Exposure with respect to participation in the LC Exposure by such Defaulting Lender, including creation of a cash collateral account or delivery of other security to assure payment of such Defaulting Lender’s Share Percentage of all outstanding LC Exposure.”
          p. Section 8.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Section 8.08 Subsidiary Guarantors; Future Collateral.
     (a) The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, upon the creation or acquisition of any Subsidiary, the Borrower shall (a) provide written notice of such event to the Administrative Agent within ten Business Days following the date the Borrower has knowledge thereof, and (b) cause each such Subsidiary to execute and deliver a Guaranty Agreement (or written joinder to existing Guaranty Agreements), other Loan Documents and such other documents required by this Agreement, each in form and substance satisfactory to the Administrative Agent, within 30 calendar days following the date the Borrower has knowledge thereof. If any Subsidiary is created or acquired after the date hereof, the Borrower shall execute and deliver to the Administrative Agent (i) an amendment to this Agreement to amend Schedule 7.14 (which only needs the signature of the Administrative Agent to be effective if the only change is the addition of the new Subsidiary) and (ii) any other documents, instruments, agreements or due diligence required by the Administrative Agent, including, without limitation, any documents, instruments, or agreements necessary to effectuate a pledge of the equity interests or assets of the new Subsidiary. This Section 8.08 shall not be construed as permitting the creation or acquisition of any Subsidiary not otherwise permitted by Section 9.20.
     (b) (i) With respect to the acquisition of a fee interest in real property by any Borrower or Guarantor after the date of this Agreement, not later than sixty (60) days after the acquisition is consummated or the owner of such property becomes a Subsidiary (or such longer time period as Administrative Agent may determine), such Borrower or Guarantor shall execute or cause to be executed (unless waived by Administrative Agent), a mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies, surveys, flood plain determination, and to the extent applicable, evidence of receipt of notice that the real property is in a special flood hazard area, evidence of receipt of notice that flood insurance coverage is not available on the real property, and evidence of flood insurance to the extent flood insurance is available on the real property, all as may be reasonably required by Administrative Agent and in form and substance reasonably acceptable to the Administrative Agent; and (ii) with respect to the acquisition of any leasehold interest in real property by any Borrower or Guarantor after the date of this Agreement, not later than sixty (60) days after the acquisition is consummated or the owner of the applicable leasehold interest becomes a Subsidiary (or such longer time period as Administrative Agent may determine), the applicable Borrower or Guarantor shall deliver to the Administrative Agent a copy of the applicable lease agreement and shall execute or cause to be executed, at Administrative Agent’s option, unless otherwise waived by Administrative Agent, (x) a leasehold mortgage covering the applicable leasehold interest, and a consent and acknowledgment, together with such additional real estate documentation, environmental reports, title policies, surveys, flood plain determination, and to the extent applicable, evidence of receipt of notice that the real property is in a special flood hazard area, evidence of receipt of notice that flood insurance coverage is not available on the real property, and evidence of flood insurance to the extent flood insurance is available on the real property, all as may be reasonably required by Administrative Agent and in form and substance reasonably acceptable to the Administrative Agent, or (y) a collateral access Agreement in form and substance reasonably acceptable to Administrative Agent together with such other documentation as may be reasonably required by Administrative Agent.”
          q. Section 9.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(g) Investments made by the Borrower in or to the Guarantors (other than Holdings) or in the Prior Senior Unsecured Debt; and”
          r. Section 9.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “9.04 Dividends, Distributions and Redemptions; Etc. The Borrower will not declare or pay any cash dividend, or purchase, redeem or otherwise acquire for value any of its Equity Interests now or hereafter outstanding (other than a conversion of any preferred stock into common stock), return any capital to its stockholders or make any distribution of its assets to its stockholders; provided however, (a) Borrower may make open-market repurchases of its Equity Interests, and (b) Borrower may make payments to the stockholders on redemptions of its preferred Equity Interests so long as: (i) there is no Default or Event of Default existing as of the date of any such payment, and none will arise upon giving pro forma effect thereto, (ii) upon the date of and the date immediately after any such payment, (x) the Leverage Ratio shall not be greater than 5.00 to 1.00, and (y) the Senior Secured Funded Debt Leverage Ratio shall not be greater than 3.00 to 1.00, and (iii) upon the date of and the date immediately after any such payment, the Aggregate Revolving Credit Commitment will exceed the aggregate amount of Revolving Loans, Swing Line Loans and L/C Exposure by not less than $10,000,000.
          s. Section 9.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “9.12 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time (calculated quarterly at the end of each fiscal quarter) to be greater than 5.25 to 1.00.”
          t. Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “9.14 Senior Secured Funded Debt Leverage Ratio. The Borrower will not permit the Senior Secured Funded Debt Leverage Ratio at any time (calculated quarterly at the end of each fiscal quarter) to be more than the ratio corresponding to the applicable period set forth below:

Fiscal quarter ending:	Ratio:
June 30, 2011 and at all times thereafter	3.25 to 1.00
          u. Section 9.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “9.17 Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, convey or otherwise transfer any Property or any interest in any Property (a “Transfer”), except for (i) any Transfers in the ordinary course of business, but only to the extent that such Property is Reinvested within the Reinvestment Period, or (y) the proceeds of such Transfer are applied to the purchase price of such replacement Property; (ii) intercompany Transfers between and among Borrower and its Subsidiaries; (iii) other sales of Property (other than Transfers described in clause (iv)) where the aggregate sales price therefor does not exceed $7,500,000 in the aggregate in any fiscal year; (iv) Transfers of Non Core Assets to the extent the aggregate sales price therefor does not exceed $7,500,000 in the aggregate at any time beginning on the Closing Date. Each Transfer shall be for fair value.”
          v. The following provision is hereby added to the end of Section 12.04 of the Credit Agreement as follows:
     “Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove of any amendment, consent, waiver or any other modification to any Loan Document (and all amendments, consents, waivers, and other modifications may be effected without the consent of the Defaulting Lenders), except that the foregoing shall not permit, in each case without such Defaulting Lender’s consent, (i) an increase in such Defaulting Lender’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Obligations owing to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the Obligations or the extension of any commitment to extend credit of such Defaulting Lender, or (iv) any other modification which requires the consent of all Lenders or the Lender(s) affected thereby which affects such Defaulting Lender more adversely than the other affected Lenders (other than a modification which results in a reduction of such Defaulting Lender’s Percentage Share of any Commitments or repayment of any amounts owing to such Defaulting Lender on a non pro-rata basis).”
          w. Section 12.05(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(g) Substitution of Lenders.
     (i) With respect to any Lender (x) that has demanded compensation under Section 5.01(a), (y) that has become an Defaulting Lender, or (z) that has failed to consent to a requested amendment, waiver or other modification to any Loan Document as to which the Required Lenders have already consented (in each case, an “Affected Lender”), then the Administrative Agent or the Borrower shall have the right to make written demand on the Affected Lender (with a copy to the Borrower in the case of a demand by the Administrative Agent or with a copy to the Administrative Agent in the case of a demand by the Borrower) to sell and assign all of its interests, rights, and rights under this Agreement, including, without limitation, its Commitments, to an assignee (which may be one or more of the Lenders)(such assignee shall be referred to herein as the “Purchasing Lender” or “Purchasing Lenders”) within two (2) Business Days after receiving notice from the Administrative Agent or Borrower requiring it to do so, for an aggregate price equal to the portion of all advances made by it, interest and fees accrued for its account through but excluding the date of such payment, and all other amounts payable to it hereunder, from the Purchasing Lender(s) (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including without limitation, if demanded by the Affected Lender, the amount of any compensation that is due to the Affected Lender under this Agreement to but excluding such date), payable in immediately available funds in cash. The Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrower and the Agent, shall enter into an Assignment Agreement pursuant to Section 12.05 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Percentage Share equal to its ratable share of the then applicable Revolving Credit Commitment; provided, however, that if the Affected Lender does not execute such Assignment Agreement within two (2) Business Days of receipt thereof, the Agent may execute the Assignment Agreement as the Affected Lender’s attorney-in-fact with full power and authority in the name of such Lender or in its own name to execute and deliver the Assignment Agreement while such Lender is an Affected Lender hereunder (such power of attorney to be deemed coupled with an interest and irrevocable). In connection with any assignment pursuant to this Section 12.05(g), the parties to such assignment shall pay to the Administrative Agent the administrative fee for processing such assignment referred to in Section 12.05(b)(iv).
     (ii) If any Lender is an Affected Lender of the type described in Section 12.05(g)(y) and (z) (any such Lender, a “Non-Compliant Lender”), the Borrower may, with the prior written consent of the Agent, and notwithstanding any other provisions requiring pro rata payments to the Lenders, elect to reduce any Commitments by an amount equal to the Non-Compliant Lender’s Percentage Share of the Commitment of such Impaired Lender and repay such Non-Compliant Lender an amount equal the principal amount of all advances owing to it, all interest and fees accrued for its account through but excluding the date of such repayment, and all other amounts payable to it hereunder (including without limitation, if demanded by the Non-Compliant Lender, the amount of any compensation that is due to the Non-Compliant Lender under this Agreement, but excluding said date), payable (in immediately available funds) in cash, so long as, after giving effect to the termination of Commitments and the repayments described in this clause (ii), any Fronting Exposure of such Non-Compliant Lender shall be reallocated among the Lenders that are not Non-Compliant Lenders in accordance with their respective Percentage Shares, but only to the extent that the sum of the aggregate principal amount of all advances of the Revolving Credit Loans made by each such Lender, plus such Lender’s Percentage Share of the aggregate outstanding principal amount of Swing Line Advances and LC Exposure prior to giving effect to such reallocation plus such Lender’s Percentage of the Fronting Exposure to be reallocated does not exceed such Lender’s Percentage of the Revolving Credit Commitment, and with respect to any portion of the Fronting Exposure that may not be reallocated, the Borrower shall deliver to the Agent, for the benefit of the Issuing Lender and/or Swing Line Lender, as applicable, cash collateral or other security satisfactory to the Agent, with respect any such remaining Fronting Exposure.”
          x. The following is added as new Section 12.18 under the Credit Agreement:
     “12.18 Treatment of a Defaulting Lender.
     (a) The obligation of any Lender to make any advance hereunder shall not be affected by the failure of any other Lender to make any advance under this Agreement, and no Lender shall have any liability to Borrower or any of its Subsidiaries, the Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or advance hereunder.
     (b) If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be subject to the restrictions set forth in Section 12.05.
     (c) To the extent and for so long as a Lender remains a Defaulting Lender, the Agent shall be entitled, without limitation, (i) to withhold or setoff and to apply in satisfaction of those obligations for payment (and any related interest) in respect of which the Defaulting Lender shall be delinquent or otherwise in default to Agent or any Lender (or to hold as cash collateral for such delinquent obligations or any future defaults) the amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, (ii) if the amount of Advances made by such Defaulting Lender is less than its Percentage Share requires, apply payments of principal made by the Borrower amongst the Non-Defaulting Lenders on a pro rata basis until all outstanding Advances are held by all Lenders according to their respective Percentage Shares, and (iii) to bring an action or other proceeding, in law or equity, against such Defaulting Lender in a court of competent jurisdiction to recover the delinquent amounts, and any related interest. Performance by Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section, except to the extent expressly set forth herein. Furthermore, the rights and remedies of Borrower, the Agent, the Issuing Bank, the Swing Line Lender and the other Lenders against a Defaulting Lender under this section shall be in addition to any other rights and remedies such parties may have against the Defaulting Lender under this Agreement or any of the other Loan Documents, applicable law or otherwise, and the Borrower waives no rights or remedies against any Defaulting Lender.
     (d) If any Lender shall become a Defaulting Lender, then, for so long as such Lender remains a Defaulting Lender, any Fronting Exposure shall be reallocated by Agent at the request of the Swing Line Lender and/or the Issuing Bank among the Non-Defaulting Lenders in accordance with their respective Percentage Shares of the Revolving Credit Loans, but only to the extent that the sum of the aggregate principal amount of all Revolving Credit Loans made by each Non-Defaulting Lender, plus such Non-Defaulting Lender’s Percentage Share of the aggregate outstanding principal amount of the Swing Line Loans and LC Exposure prior to giving effect to such reallocation plus such Non-Defaulting Lender’s Percentage Share of the Fronting Exposure to be reallocated does not exceed such Non-Defaulting Lender’s Percentage Share of the Revolving Credit Commitment, and only so long as no Event of Default has occurred and is continuing on the date of such reallocation.”
          y. Annex I to the Credit Agreement is hereby replaced by Annex I attached to this Amendment as Exhibit “A”.
          z. Schedule 7.14 to the Credit Agreement is hereby deleted and replaced with Schedule 7.14 attached hereto.
     3. Waiver. Notwithstanding Section 9.22(a) of the Credit Agreement to the contrary, the Lenders hereby agree to waive compliance with such Section for purposes of permitting Borrower to use the net proceeds from the issuance of the New Senior Unsecured Debt to prepay the Prior Senior Unsecured Debt.
     4. Effectiveness of Certain Amendment Provisions. Nothwithstanding anything to the contrary herein, in the event that the New Senior Unsecured Debt is not issued on or before June 30, 2011, the following new defined terms (under Section 2a.) and Sections in this amendment shall be deemed null and void and no longer effective: “Initial Reinvestment Period”, “New Senior Unsecured Debt”, “Prior Senior Unsecured Debt”, “Prior Senior Unsecured Note Indenture”, “Reinvest” or “Reinvestment”, “Reinvestment Certificate”, “Reinvestment Period”, Section 2c., Section 2g., Section 2h., Section 2i., Section 2k., Section 2m., Section 2n., Section 2q., Section 2r., Section 2s., Section 2t., Section 2u., Section 3, and Section 9. In addition, in the event that the New Senior Unsecured Debt is not issued on or before June 30, 2011, subsection (j) under the definition of “Proforma Adjusted EBITDA” in Section 2e. of this Amendment shall be amended and restated as follows: “(j) any fees, costs, expenses, or other charges incurred in connection with the Fourteenth Amendment to this Agreement in an aggregate amount not to exceed $3,000,000.”
     5. Representations and Warranties. The Borrower represents, warrants, and agrees that:

          a. This Amendment may be executed in as many counterparts as Agent, the Lenders and the Borrower deem convenient, and shall become effective upon (i) delivery to Agent and the Lenders of all executed counterparts hereof; and (ii) delivery to Agent and the Lenders, in form and substance satisfactory to Agent, of each of the documents and instruments listed on the Checklist attached as Exhibit “ B” hereto.
          b. Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each other Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.
          c. When executed, the Credit Agreement, as amended by this Amendment will continue to constitute a duly authorized, legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms.
          d. There is no Default or Event of Default existing under the Credit Agreement, or any other Loan Document.
          e. The Certificate of Incorporation, Amended and Restated Bylaws and Resolution and Incumbency Certificate of the Borrower delivered to Agent in connection with the Credit Agreement on or about July 5, 2006, have not been repealed, amended or modified since the date of delivery thereof and that same remain in full force and effect; provided however that the Amended and Restated Bylaws have been amended and restated by the Second Amended and Restated Bylaws of the Borrower dated as of June 18, 2007.
     6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
     7. Other Modification. In executing this Amendment, the Borrower is not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.
     8. Acknowledgment and Consent of Guarantors. By signing below, each of the Guarantors acknowledges and consents to the execution, delivery and performance of this Amendment.
     9. Fees. The Borrower shall pay to Agent, for distribution to the Lenders, as applicable, all fees previously agreed to by Borrower and required by the Lenders including, but not limited to, all fees as set forth in the Fee Letter from Agent to the Borrower dated as of March 17, 2011, in the manner and on the dates specified therein.
     10. Expenses. Borrower shall promptly pay all reasonable out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and the Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.
     11. Refinance of Existing Loans; Outstanding Fees and Break-Funding Costs. The Borrower and Lenders party to the Credit Agreement prior to the Fourteenth Amendment Effective Date (“Existing Lenders”) agree that, on the Fourteenth Amendment Effective Date, all existing Loans and any Existing Lender’s participations in Letters of Credit and Swing Line Loans under the Credit Agreement shall be repaid in full and refinanced with new Loans and participations in Letters of Credit and Swing Line Loans from the Lenders in accordance with such Lender’s Percentage Share as of the Fourteenth Amendment Effective Date (the “Refinancing”). In addition, on the Fourteenth Amendment Effective Date, the Borrower agrees to pay to Agent, for pro-rata distribution to the Existing Lenders, in accordance with their respective Percentage Share, (a) all unpaid fees and expenses due and owing under the Credit Agreement, and (b) all break-funding costs required under Section 5.04 of the Credit Agreement that result from the Refinancing. Notwithstanding anything to the contrary in the Credit Agreement, the Borrower and Lenders agree that the initial Interest Period for the Loans disbursed in connection with the Refinancing will commence on the Fourteenth Amendment Effective Date.
     12. New Lenders. By signing below, each of Capital One, N.A., and Fifth Third Bank represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) from and after the Fourteenth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the rights and obligations of a Lender thereunder, (c) it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (d) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
     13. Departing Lender. By signing below, subject to payment in full of all outstanding Loans, interest accrued thereon and fees owed to CoBank (the “Departing Lender”) under the Credit Agreement on the Fourteenth Amendment Effective Date, the Departing Lender acknowledges that it will cease to be a Lender under the Credit Agreement and all of its rights thereunder and under the Loan Documents shall be terminated. In consideration of the Departing Lender’s consent to this Amendment, the Borrower acknowledges and agrees that the representations and warranties (as of the dates made and deemed made) and the indemnities of the Borrower set forth in the Credit Agreement and the Loan Documents to or for the benefit of the Departing Lender shall, in each case, survive the execution and delivery of this Amendment and the Borrower, Issuing Bank, the Swingline Lender and the Agent agree that the Departing Lender shall have no obligations under or with respect to the Credit Agreement as amended by this Amendment.
[Signature Page Follows]

     This Fourteenth Amendment to the Revolving Credit Agreement is executed and delivered on the Effective Date.

COMERICA BANK, as, Administrative Agent, Co-Lead Arranger, Joint Book Runner, Collateral Agent, and a Lender
By:	/s/ Michael R. Schmidt
Michael R. Schmidt
Its: Vice President

COMPASS BANK, as Co- Lead Arranger, Joint Book Runner, Documentation Agent, and a Lender
By:	/s/ Jason Consoli
Jason Consoli
Its: Senior Vice President

REGIONS BANK, as Syndication Agent, and a Lender
By:	/s/ H. Gale Smith, Jr.
H. Gale Smith, Jr.
Its: Senior Vice President

BANK OF TEXAS, N.A., as a Lender
By:	/s/ Jeremy Jackson
Jeremy Jackson
Its: Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:	/s/ Mark B. Grover
Mark B. Grover
Its: Senior Vice President

UNION BANK, N.A., as a Lender
By:	/s/ Yuichiro Izumi
Yuichiro Izumi
Its: Assistant Vice President

CAPITAL ONE, N.A., as a Lender
By:	/s/ Donald Backer
Donald Backer
Its: Senior Vice President

FIFTH THIRD BANK, as a Lender
By:	/s/ Jackson Young
Jackson Young
Its: Vice President

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Stephen J. Corcoran
Stephen J. Corcoran
Its: Senior Vice President

CoBANK, ACB, as a Departing Lender
By:	/s/ Bryan Ervin
Bryan Ervin
Its: Vice President

[Borrower and Guarantor Signature Pages]

WCA WASTE CORPORATION, as Borrower
WCA HOLDINGS CORPORATION, as a Guarantor
WCA WASTE SYSTEMS, INC., as a Guarantor
WCA OF ALABAMA, L.L.C., as a Guarantor
WCA SHILOH LANDFILL, L.L.C., as a Guarantor
WASTE CORPORATION OF KANSAS, INC., as a Guarantor
WASTE CORPORATION OF TENNESSEE, INC., as a Guarantor
WCA OF FLORIDA, INC., as a Guarantor
WCA OF CENTRAL FLORIDA, INC., as a Guarantor
TRANSIT WASTE, LLC, as a Guarantor
WASTE CORPORATION OF MISSOURI, INC., as a Guarantor
EAGLE RIDGE LANDFILL, LLC, as a Guarantor
WCA TEXAS MANAGEMENT GENERAL, INC., as a Guarantor
WASTE CORPORATION OF TEXAS, L.P., as a Guarantor
TEXAS ENVIRONMENTAL WASTE SERVICES, LLC, as a Guarantor
WCA MANAGEMENT LIMITED, INC., as a Guarantor
WCA MANAGEMENT GENERAL, INC., as a Guarantor
WCA MANAGEMENT COMPANY, LP, as a Guarantor
WCA OF NORTH CAROLINA, LLC, as a Guarantor
MATERIAL RECOVERY, LLC, as a Guarantor
WCA WAKE TRANSFER STATION, LLC, as a Guarantor
WCA OF HIGH POINT, LLC, as a Guarantor
MATERIAL RECLAMATION, LLC, as a Guarantor
BURNT POPLAR TRANSFER, L.L.C., as a Guarantor
WCA CAPITAL, INC., as a Guarantor
WASTE CORPORATION OF ARKANSAS, LLC, as a Guarantor
TRANSLIFT, LLC, as a Guarantor
WCA OF ST. LUCIE, LLC, as a Guarantor
WCA OF OKLAHOMA, LLC, as a Guarantor
AMERICAN WASTE, LLC, as a Guarantor
N.E. LANDFILL, LLC, as a Guarantor
PAULS VALLEY LANDFILL, LLC, as a Guarantor
SOONER WASTE, L.L.C., as a Guarantor
RUFFINO HILLS TRANSFER STATION, LP, as a Guarantor
FORT BEND REGIONAL LANDFILL, LP, as a Guarantor
WCA OF MASSACHUSETTS, LLC, as a Guarantor
WCA OF OHIO, LLC, as a Guarantor
CHAMPION CITY RECOVERY, LLC, as a Guarantor
BOXER REALTY REDEVELOPMENT, LLC, as a Guarantor
SUNNY FARMS LANDFILL, LLC, as a Guarantor

[Continuation of Signature Page Borrower and Guarantors]

NEW AMSTERDAM & SENECA RAILROAD COMPANY, LLC, as a Guarantor
EMERALD WASTE SERVICES, LLC, as a Guarantor
WRH GAINESVILLE HOLDINGS, LLC, as a Guarantor
WRH GAINESVILLE, LLC, as a Guarantor
WRH ORANGE CITY, LLC, as a Guarantor
EWS CENTRAL FLORIDA HAULING, LLC, as a Guarantor
WCA OF MISSISSIPPI, LLC, as a Guarantor
WCA OF CHICKASHA, INC., as a Guarantor

By:	/s/ Joseph J. Scarano, Jr.
Joseph J. Scarano, Jr.
Its: Vice President

SCHEDULE 7.14
SUBSIDIARIES

Tax Identification
Subsidiary	Chief Executive Office	Principal Location	Number
WCA Holdings Corporation	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	76-0660482

WCA Waste Systems, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	76-0656675

Waste Corporation of Arkansas, LLC	One Riverway, Suite 1400 Houston, Texas 77056	Rolling Meadows Landfill RT. 1 Box 160X Hamric Rd. Hazen, Arkansas 72064	76-0657709

Waste Corporation of Kansas, Inc. (formerly Oak Grove Landfill, Inc.)	One Riverway, Suite 1400 Houston, Texas 77056	1150 East 700 Avenue Arcadia, Kansas 66711	48-1186595

Waste Corporation of Missouri, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	2120 W. Bennett Street Springfield, Missouri 65807	76-0657707

Waste Corporation of Texas, L.P.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	90-0131947

WCA Capital, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	76-0700077

WCA of Alabama, L.L.C.	One Riverway, Suite 1400 Houston, Texas 77056	13737 Plant Road Alpine, Alabama 35014	76-0660477

Waste Corporation of Tennessee, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	1550 Lamons Quarry Road Knoxville, Tennessee 37932	76-0638022

WCA Texas Management General, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	41-2053150

WCA Management Limited, Inc.	13737 Plant Road Alpine, Alabama 35014	13737 Plant Road Alpine, Alabama 35014	76-0700074

WCA Management Company, L.P.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	76-0700073

WCA Management General, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	76-0700075

WCA Shiloh Landfill, L.L.C.	One Riverway, Suite 1400 Houston, Texas 77056	223 Rock Quarry Road Traveler’s Rest, SC 29690	76-0616242

Translift, LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	71-0713147

Texas Environmental Waste Services LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	20-2413292

Eagle Ridge Landfill, LLC	One Riverway, Suite 1400 Houston, Texas 77056	13100 Hwy V Bowling Green, Missouri 63334	34-1936216

Transit Waste, L.L.C.	One Riverway, Suite 1400 Houston, Texas 77056	203 Idaho Street, Bloomfield, New Mexico 84713	84-1346896

WCA of North Carolina, L.L.C.	One Riverway, Suite 1400 Houston, Texas 77056	421 Raleigh View Road Raleigh, North Carolina 27610	20-2584498

Tax Identification
Subsidiary	Chief Executive Office	Principal Location	Number
WCA Wake Transfer Station, LLC	One Riverway, Suite 1400 Houston, Texas 77056	9220 Durant Road Raleigh, North Carolina 27616	13-4244660

WCA of High Point, LLC	One Riverway, Suite 1400 Houston, Texas 77056	5830 Riverdale Drive Jamestown, North Carolina 27282	56-2253463

Material Reclamation, LLC	One Riverway, Suite 1400 Houston, Texas 77056	421 Raleigh View Road Raleigh, North Carolina 27610	56-2216174

Material Recovery, LLC	One Riverway, Suite 1400 Houston, Texas 77056	2600 Brownfield Road Raleigh, North Carolina 27610	56-2216193

WCA of Florida, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	8001 Fruitville Road Sarasota, Florida 34240	20-5449795

WCA of Central Florida, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	3400 U.S. Highway 17 North Ft. Meade, Florida 33841	20-3753650

Transit Waste, L.L.C.	One Riverway, Suite 1400 Houston, Texas 77056	203 Idaho Street Bloomfield, New Mexico 87413	84-1346896

WCA of St. Lucie, LLC	One Riverway, Suite 1400 Houston, Texas 77056	9901 Rangeline Road Port St. Lucie, Florida 34945	20-5936877

WCA of Oklahoma, LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	20-5936831

American Waste, LLC	One Riverway, Suite 1400 Houston, Texas 77056	1001 South Rockwell Ave. Oklahoma City, Oklahoma 77056	73-1365585

Pauls Valley Landfill, LLC	One Riverway, Suite 1400 Houston, Texas 77056	1001 South Rockwell Ave. Oklahoma City, Oklahoma 77056	76-0811004

N. E. Land Fill, LLC	One Riverway, Suite 1400 Houston, Texas 77056	1001 South Rockwell Ave. Oklahoma City, Oklahoma 77056	73-1491332

Sooner Waste, LLC	One Riverway, Suite 1400 Houston, Texas 77056	1001 South Rockwell Ave. Oklahoma City, Oklahoma 77056	01-0646893

Ruffino Hills Transfer Station, LP	One Riverway, Suite 1400 Houston, Texas 77056	9720 Ruffino Road Houston, Texas 77031	56-2454554

Fort Bend Regional Landfill, LP	One Riverway, Suite 1400 Houston, Texas 77056	14115 Davis Estates Road Needville, Texas 77461	56-2454559

Burnt Poplar Transfer, LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	27-2882998

WCA of Massachusetts, LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	27-1359321

WCA of Ohio, LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	27-1359422

Champion City Recovery, LLC	One Riverway, Suite 1400 Houston, Texas 77056	138 Wilder Street Brockton, Massachusetts 02301	04-3547737

Boxer Realty Redevelopment, LLC	One Riverway, Suite 1400 Houston, Texas 77056	138 Wilder Street Brockton, Massachusetts 02301	04-3572405

Sunny Farms Landfill, LLC	One Riverway, Suite 1400 Houston, Texas 77056	12500 West County Road 18 Fostoria, Ohio 44830	75-3091833

Tax Identification
Subsidiary	Chief Executive Office	Principal Location	Number

New Amsterdam & Seneca Railroad Company, LLC	One Riverway, Suite 1400 Houston, Texas 77056	12500 West County Road 18 Fostoria, Ohio 44830	20-4187336

Emerald Waste Services, LLC	One Riverway, Suite 1400 Houston, Texas 77056	261 Hwy 20 East, Suite A Freeport, Florida 32439	74-3157066

WRH Gainesville Holdings, LLC	One Riverway, Suite 1400 Houston, Texas 77056	5002 SW 41st Boulevard Gainesville, Florida 32609	26-2929473

WRH Gainesville, LLC	One Riverway, Suite 1400 Houston, Texas 77056	5002 SW 41st Boulevard Gainesville, Florida 32609	26-2930160

WRH Orange City, LLC	One Riverway, Suite 1400 Houston, Texas 77056	1378 South Volusia Avenue, Orange City, Florida 32763	26-2929639

EWS Central Florida Hauling, LLC	One Riverway, Suite 1400 Houston, Texas 77056	261 Hwy 20 East, Suite A Freeport, Florida 32439	26-2929338

WCA of Mississippi, LLC	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400, Houston, TX 77056	27-4253185

WCA of Chickasha, Inc.	One Riverway, Suite 1400 Houston, Texas 77056	One Riverway, Suite 1400 Houston, Texas 77056	73-1497573

EXHIBIT “A”
ANNEX I
LIST OF PERCENTAGE SHARES AND REVOLVING CREDIT COMMITMENTS

		Percentage Share of Revolving
Name of Lender	Revolving Credit Commitments	Credit Commitments
Comerica Bank	$40,000,000	20.0%
Compass Bank	$40,000,000	20.0%
Regions Bank	$30,000,000	15.0%
Bank of Texas, N.A.	$20,000,000	10.0%
Branch Banking and Trust Company	$20,000,000	10.0%
Union Bank, N.A.	$15,000,000	7.50%
Capital One, N.A.	$12,500,000	6.25%
Fifth Third Bank	$12,500,000	6.25%
Webster Bank, National Association	$10,000,000	5.0%

TOTAL	$200,000,000.00	100.00%

EXHIBIT “B”
CHECKLIST
1.	Fourteenth Amendment to Revolving Credit Agreement

2.	$40,000,000 Revolving Credit Note — Comerica Bank

3.	$40,000,000 Revolving Credit Note — Compass Bank

4.	$30,000,000 Revolving Credit Note — Regions Bank

5.	$20,000,000 Revolving Credit Note — Bank of Texas, N.A.

6.	$20,000,000 Revolving Credit Note — Branch and Banking Trust Company

7.	$15,000,000 Revolving Credit Note — Union Bank, N.A.

8.	$12,500,000 Revolving Credit Note — Capital One, N.A.

9.	$12,500,000 Revolving Credit Note — Fifth Third Bank

10.	$10,000,000 Revolving Credit Note — Webster Bank, National Association

11.	Secretary Certificate — WCA of Chickasha, Inc. (“WCA of Chickasha”)
(a)	Certified Articles of Incorporation (Oklahoma)

(b)	Bylaws

(c)	Good Standing Certificate (Oklahoma)

(d)	Resolutions (Authority to Support)

(e)	Incumbency
12.	Guaranty Joinder Agreement — WCA of Chickasha

13.	Security Agreement Joinder Agreement — WCA of Chickasha

14.	Amendment to Security Agreement (to add American Waste, LLC’s ownership interests in WCA of Chickasha)

15.	Stock Assignment (American Waste, LLC)
(a)	Original Stock Certificate (WCA of Chickasha)
16.	UCC-1 Financing Statement — WCA of Chickasha (Oklahoma)

17.	UCC-3 Financing Statement Amendments
(a)	Waste Corporation of Arkansas, LLC (to change name from Waste Corporation of Arkansas, Inc. to Waste Corporation of Arkansas, LLC)

(b)	American Waste, LLC (Oklahoma) (to add ownership interests in WCA of Chickasha)
18.	Acord Certificate of Insurance, naming Comerica Bank (as agent) as lender loss payee and additional insured with respect to WCA of Chickasha, Inc.

19.	UCC Lien Search Results
(a)	WCA of Chickasha (Oklahoma)
20.	Payment of Agent’s and Lender’s Fees and Expenses

21.	Payment of Agent’s Legal Fees to Miller, Canfield, Paddock and Stone, P.L.C